Exhibit 99.1

CONTACT:

Susan K. Cullen

Senior Executive Vice President and

Chief Financial Officer

Flushing Financial Corporation

(718) 961-5400

FOR IMMEDIATE RELEASE

Flushing Financial Corporation

Announces Time Change for Fourth Quarter 2021 Earnings Call

Uniondale, NY – January 12, 2022 – Flushing Financial Corporation (the “Company”) (Nasdaq-GS: FFIC), the parent holding company for Flushing Bank (the “Bank”), today announced that it has changed the time of its fourth quarter 2021 earnings conference call to 11:00 AM (ET) on January 28, 2022.

Conference Call Details

Date: January 28, 2022

Time: 11:00 AM (ET)

Dial-in for Live Call: 1-877-509-5836

Canada Toll Free: 1-855-669-9657

Webcast: https://services.choruscall.com/links/ffic220128.html

Dial-in for Replay: 1-877-344-7529

Canada Toll Free Replay: 1-855-669-9658

Replay Access Code:  4089423

Flushing Financial Corporation (Nasdaq: FFIC) is the holding company for Flushing Bank®, an FDIC insured, New York State—chartered commercial bank that operates banking offices in Queens, Brooklyn, Manhattan, and on Long Island. The Bank has been building relationships with families, business owners, and communities since 1929. Today, it offers the products, services, and conveniences associated with large commercial banks, including a full complement of deposit, loan, equipment finance, and cash management services. Rewarding customers with personalized attention and bankers that can communicate in the languages prevalent within these multicultural markets is what makes the Bank uniquely different. As an Equal Housing Lender and leader in real estate lending, the Bank’s experienced lending teams create mortgage solutions for real estate owners and property managers both within and outside the New York City metropolitan area. The Bank also fosters relationships with consumers nationwide through its online banking division with the iGObanking® and BankPurely® brands.

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